                                                                  EXHIBIT 10.1


                              OLD GUARD GROUP, INC.


                             Management Recognition
                            Plan and Trust Agreement

                                     SUMMARY


I.      PLAN PURPOSE

        This management recognition plan (the "Plan") is adopted by Old Guard Group, Inc. (the "Company"). The purpose of the Plan is to retain employees of the Company with experience and ability in key positions by providing them with a proprietary interest in the Company through grants of shares of common stock, no par value (the "Common stock"), of the Company. Awards of Common Stock will be made in recognition of service to the Company and its subsidiaries and affiliates and as encouragement to continue such contributions in the future.

II.    PLAN SHARE AWARDS

        A. Aggregate Number: The total number of Plan Shares that may be issued pursuant to the Plan will be equal to the number of shares of Common Stock that are purchased by the Trust, not to exceed 4% of the shares of Common Stock issued by the Company in connection with the conversion of the Insurance Companies from mutual to stock form (i.e., 175,866 shares). The Trust will acquire Common Stock with funds contributed to it by the Company.

        B. Individual Awards: All directors and executive officers of the Company and the Insurance Companies are eligible to receive awards. The Compensation Committee of the Board of Directors of the Company will determine which eligible persons will be granted Plan Share Awards and the number of shares covered by each Plan Share Award. Such determinations will be based upon the position and responsibilities of the eligible person, the value of their services, and any other fact the Compensation Committee deems relevant.

        Plan Share Awards will not be made until the Company's shareholders have approved the Plan.

        C. Conditions Upon Earning of Plan Shares Subject to Awards: Plan Shares covered by Plan Share Awards are earned (i.e., become vested) at the rate determined by the Compensation Committee and as provided herein.

        Awards are nontransferable and nonassignable.

        Recipients of Plan Share Awards may direct the voting of all vested shares of Plan Shares, and will receive dividends paid on such Plan Shares when shares are distributed.

        D. Distribution of Earned Plan Shares: Earned Plan Shares are distributed to recipients as soon as practicable following the date on which they are earned. The Plan Trustee may withhold cash distributions as needed for tax purposes and, if necessary,


                                      MRP-1
can require distributees to provide funds required to satisfy tax obligations as a condition to distributing Plan Shares.

        E. Forfeitures: Plan Shares forfeited in accordance with Sections 7.01(b) or 7.01(c) will be returned to the pool of Plan Shares with respect to which additional Plan Share Awards may be granted.

III.    Plan Administration

        A. Plan Administration: The Plan will be administered by the Compensation Committee of the Company's Board of Directors and a Plan Trustee appointed by the Board. The Board may designate as Plan Trustee one or more persons or an entity, subject to replacement by the Board at any time. Expenses of administering the Plan and the Trust will be borne by the Company. The Company shall indemnify the Plan Trustee and Board members as to activities with respect to the Plan.

        B. ERISA: The Plan is not "qualified" within the meaning of the Internal Revenue Code, and is not subject to ERISA's requirements and restrictions.

        C. Duration: The Plan will become effective upon execution and will continue until the earliest of (1) 21 years from such Effective Date, (2) the time at which the Board terminates the Plan, or (3) the time at which all of the Trust assets have been expended. The Board may amend or terminate the Plan at any time.


                                    ARTICLE I

                       ESTABLISHMENT OF THE PLAN AND TRUST

        1.01 The Company hereby establishes the Old Guard Group, Inc. Management Recognition Plan (the "Plan") and Trust upon the terms and conditions hereinafter stated in this Agreement.

        1.02 The Plan Trustee hereby accepts this Trust and agrees to hold legal title to the Trust assets existing on the date of this Agreement and all additions and accretions thereto on the terms and conditions hereinafter stated.


                                   ARTICLE II

                               PURPOSE OF THE PLAN

        2.01 The purpose of the Plan is to retain personnel of experience and ability in key positions by providing such key employees with a proprietary interest in the Company in consideration for, and in recognition of, their contributions to the Company, its subsidiaries and its affiliates and as an incentive to make such contributions in the future.





                                      MRP-2

                                   ARTICLE III

                                   DEFINITIONS

        The following words and phrases when used in this Agreement with an initial capital letter, unless the context clearly indicates otherwise, shall have the meanings set forth below. Wherever appropriate, the masculine pronoun shall include the feminine pronoun and the singular shall include the plural. All terms used herein and not defined shall have the meanings given such terms in the Joint Plan of Conversion.

        3.01 "Agreement" means this Management Recognition Plan and Trust Agreement between the Company and the Plan Trustee.

        3.02 "Beneficiary" means the person or persons designated by a Recipient to receive any benefits payable under the Plan in the event of such Recipient's death. Such person or persons shall be designated in writing on forms provided for this purpose by the Board and may be changed from time to time by similar written notice to the Board. In the absence of a written designation, the Beneficiary shall be the recipient's surviving spouse, if any, or if none, his estate.

        3.03 "Board" means, for purposes of administering the Plan, the Board of Directors of the Company.

        3.04 "Cause" means:

                 (i) willful violation of any law, rule or regulation (other than traffic violations or similar offenses that would not in the Board's good faith reasonable determination effect the ability to perform and discharge one's duties to the Company or a subsidiary);

                 (ii) breach of fiduciary duty involving personal profit or an act of personal dishonesty in connection with the performance of one's duties; or

                 (iii) willful failure to follow the lawful instructions of the Board of Directors after receipt of written notice of such instructions, other than a failure resulting from the incapacity because of physical or mental illness.

        3.05 "Common Stock" means shares of the Company's common stock, no par value.

        3.06  "Company" means Old Guard Group, Inc.

        3.07 "Disability" means any physical or mental impairment which qualifies an employee for disability benefits under the applicable long-term disability plan maintained by the Company, or a subsidiary, or, if no such plan applies to the employee,





                                      MRP-3
which would qualify such employee for disability benefits under the long-term disability plan maintained by the Company, if such employee were covered by that Plan.

        3.08 "Effective Date" means __________________________________________.

        3.09 "Eligible Person" means any director or executive officer of the Company or any of the Insurance Companies.

        3.10 "Insurance Companies" means Old Guard Mutual Insurance Company, Old Guard Mutual Fire Insurance Company and Goschenhoppen-Home Mutual Insurance Company, collectively.

        3.11 "Joint Plan of Conversion" means the Joint Plan of Conversion adopted on May 31, 1996 by the Company and the Insurance Companies, as amended and restated as of July 19, 1996.


        3.12 "Plan Shares" means shares of Common Stock held in the Trust and issued or issuable to a Recipient pursuant to the Plan.

        3.13 "Plan Share Award" means a right granted under this Agreement to earn Plan Shares.

        3.14 "Plan Share Reserve" means the shares of Common Stock held by the Trustee as determined pursuant to Sections 5.03 and 5.04.

        3.15 "Plan Trustee" means that person(s) or entity nominated and approved by the Board pursuant to Section 4.01 and 4.02 to hold legal title to the Plan assets for the purposes set forth herein.

        3.16 "Recipient" means an Eligible Person who receives a Plan Share Award under the Plan.

        3.17 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Company or any subsidiary which employs the Recipient, or, if no such Plan is maintained, pursuant to the retirement policy of the Company.

        3.18 "Trust" means the trust established pursuant to this Agreement.



                                      MRP-4

                                   ARTICLE IV

                           ADMINISTRATION OF THE PLAN

        4.01 Role and Powers of the Board. The Plan shall be administered and interpreted by the Compensation Committee of the Board. The interpretation and construction by the Compensation Committee of any provisions of this Agreement or of any Plan Share Award granted hereunder shall be final and binding. Subject to the express provisions and limitations of this Agreement, the Compensation Committee may adopt such rules, regulations and procedures as it deems appropriate for the Plan's affairs. The Board shall appoint one or more persons (excluding Eligible Persons) or an entity to act as Plan Trustee in accordance with this Agreement and the terms of Article VIII hereof. The Board may reverse or override any action taken or decision made with respect to the Plan, provided, however, except as provided in Sections 7.01(b) or 7.01(c) hereof, that the Board may not revoke any Plan Share Award already made.

        4.02 Limitation on Liability. Neither any member of the Board nor any Plan Trustee shall be liable for any determination made in good faith with respect to the Plan or any Plan Shares or Plan Share Awards granted under the Plan. If a member of the Board or any Plan Trustee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify such member or Plan Trustee against expenses (including, but not limited to, attorneys' fees and disbursements), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if 1) he acted in good faith and in a manner he reasonably believed to be in the best interests of the Company (in the case of a member of the Board) or in the best interests of the beneficiaries of the Trust (in the case of the Plan Trustee), and 2) with respect to any criminal action or proceeding, he had no reasonable cause to believe his conduct was unlawful.


                                    ARTICLE V

                        CONTRIBUTIONS; PLAN SHARE RESERVE

        5.01 Amount and Timing of Contributions. The Board shall determine the amounts (or the method of computing the amounts) to be contributed by the Company to the Trust. Such amounts shall be paid to the Plan Trustee at the time of contribution. No contributions by Eligible Persons shall be permitted.

        5.02 Initial Investment. Any amounts held by the Trust prior to the purchase of Common Stock shall be invested by the




                                      MRP-5

Plan Trustee in such interest-bearing account or accounts as the Plan Trustee shall determine to be appropriate.

        5.03 Investment of Trust Assets; Conversion; Creation of Plan Share Reserve. Except as otherwise permitted under this Agreement, the Plan Trustee shall invest all of the Trust's assets exclusively in Common Stock. The Common Stock initially acquired by the Trust, together with any shares thereafter acquired by the Trust, shall constitute the "Plan Share Reserve." Any cash earnings received with respect to Common Stock held in the Trust subject to the Plan Share Awards shall be distributed to the individual Recipient.

        5.04 Effect of Allocations, Returns and Forfeitures Upon Plan Share Reserves. Upon the allocation of Plan Share Awards under Section 6.02, the Plan Share Reserve shall be reduced by the number of Plan Shares subject to the Plan Share Awards so allocated. Any Plan Shares subject to a Plan Share Award which may no longer be earned because of a forfeiture by the Recipient pursuant to Sections 7.01(b) or 7.01(c) shall be added to the Plan Share Reserve.


                                   ARTICLE VI

                            ELIGIBILITY; ALLOCATIONS

        6.01 Allocations. The Compensation Committee will determine which Eligible Persons will be granted Plan Share Awards and the number of Plan Shares covered by each Plan Share Award, provided, however, that the number of Plan Shares covered by such Plan Share Awards may not exceed the number of Plan Shares in the Plan Share Reserve immediately prior to the grant of such Plan Share Awards, and provided, further, that in no event shall any Plan Share Award be made which will violate the Company's Articles of Incorporation or Bylaws or any applicable law. In the event Plan Shares are forfeited for any reason, the Compensation Committee may, from time to time, determine which Eligible Persons will be granted Plan Share Awards from forfeited Plan Shares.

        In selecting those Eligible Persons to whom Plan Share Awards will be granted and the number of Plan Shares covered by such Plan Share Awards, the Compensation Committee shall consider the position and responsibilities of the Eligible Persons, the value of their services to the Company and/or the Insurance Companies and any other fact the Compensation Committee may deem relevant.

        6.02 Form of Allocation. Promptly after making a Plan Share Award, the Compensation Committee shall notify the Recipient in writing of the grant of the Plan Share Award, the number of Plan Shares covered by the Plan Share Award, and the terms upon which the Plan Shares subject to the Plan Share Award may be earned. The date on which the Compensation Committee so



                                      MRP-6
notifies the Recipient shall be considered the date of grant of the Plan Share Awards. The Compensation Committee shall maintain records as to all grants of Plan Share Awards under the Plan.

        6.03 Allocations Not Required. Notwithstanding anything to the contrary in Sections 6.01 and 6.02, no Eligible Person shall have any right or entitlement to receive a Plan Share Award hereunder, the grant of Plan Share Awards being at the total discretion of the Compensation Committee.


                                   ARTICLE VII

             EARNING AND DISTRIBUTION OF PLAN SHARES; VOTING RIGHTS

        7.01 Earning Plan Shares; Forfeitures.

             (a) General Rules. Unless the Compensation Committee shall specifically state otherwise at the time a Plan Share Award is granted, Plan Shares subject to a Plan Share Award shall be earned by a Recipient at the rate of twenty percent (20%) of the aggregate number of Plan Shares covered by the Plan Share Award at the end of each full twelve month period following the date of the grant.

             (b) Forfeiture Upon Termination of Employment. Except as set forth in Section 7.01(c) below, the termination of employment by a Recipient for reasons other than retirement at or after age 65, in the case of an executive officer of the Company or any of the Insurance Companies, or 70, in the case of a director of the Company or any of the Insurance Companies, death, or disability shall constitute revocation of the Recipient's unearned Plan Share Award. If the termination of a Recipient's employment is caused by death, or disability, all unearned Plan Share Awards shall be deemed fully vested.

             (c) Revocation for Misconduct. Notwithstanding anything hereinafter to the contrary, the Compensation Committee of the Board may, by resolution, immediately revoke, rescind and terminate any Plan Share Award, or portion thereof, previously awarded under this Plan, to the extent Plan Shares have not been delivered thereunder to the Recipient, whether or not yet earned, in the case of a Recipient who is discharged from the employ of the Company or any Insurance Company for Cause, or who is discovered after termination of employment to have engaged in conduct that would have justified termination for Cause, and in the case of a member of the Board, who is removed from the Board for Cause.

        7.02 Payment of Dividends. Cash dividends on earned Plan Shares shall be allocated and distributed to a Recipient when declared and paid by the Company with respect to all shares. [Except as provided in Section 7.03(a) below,] Cash dividends on unearned Plan Shares will be held in the Trust and will be allocated and distributed to a Recipient as such Plan Shares vest.


                                      MRP-7

        7.03 Distribution of Plan Shares.

             (a) Timing of Distributions. Plan Shares shall be distributed to the Recipient or his Beneficiary, as the case may be, as soon as practicable after they have been earned. At the election of the Recipient, but subject to approval of the Compensation Committee of the Board, unearned Plan Shares subject to a Plan Share Award that would otherwise be held by the Trust may be distributed to the Recipient in the form of restricted stock subject to forfeiture. A Recipient who receives restricted stock may vote such shares, [will receive any dividends paid thereon (subject to the same vesting rules applicable to restricted stock)], and will be able to exchange restricted shares for unrestricted shares as vesting occurs.

             (b) Form of Distribution. All Plan Shares, together with any shares representing stock dividends, shall be distributed in the form of Common Stock. One share of Common Stock shall be given for each Plan Share earned and payable.

             (c) Withholding. The Plan Trustee may withhold from any payment or distribution made under this Plan sufficient amounts of cash or shares of Common Stock to cover any applicable withholding and employment taxes, and if the amount of such payment is insufficient, the Plan Trustee may require the Recipient or Beneficiary to pay to the Plan Trustee the amount required to be withheld as a condition of delivering the Plan Shares. The Plan Trustee shall pay over to the Company or any of the Insurance Companies which employs or employed such Recipient any such amount withheld from or paid by the Recipient or Beneficiary.

        7.04 Voting of Plan Shares. After a Plan Share Award has been granted, the Recipient shall be entitled to vote the Plan Shares which are covered by the Plan Share Award and which have been earned, subject to rules and procedures adopted by the Compensation Committee of the Board for this purpose. All shares of Common Stock held by the Trust as to which Recipients are not entitled to direct, or have not directed, the voting, shall be voted by the Plan Trustee in the same proportion as the trustee of the Company's Employee Stock Ownership Plan trust votes the Common Stock held therein, except as otherwise provided in
Section 7.03(a).



                                      MRP-8

                                  ARTICLE VIII

                                      TRUST

        8.01 Trust. The Plan Trustee shall receive, hold, administer, invest and make distributions and disbursements from the Trust in accordance with the provisions of this Agreement and the applicable directions, rules, regulations, procedures and policies established by the Compensation Committee pursuant to this Agreement.

        8.02 Management of Trust. It is the intent of this Agreement that, subject to the provisions of this Agreement, the Plan Trustee shall have complete authority and discretion with respect to the management, control and investment of the Trust, and that the Plan Trustee shall invest all assets of the Trust in Common Stock to the fullest extent practicable, and except to the extent that the Plan Trustee determines that the holding of monies in cash or cash equivalents is necessary to meet the obligations of the Trust. In performing its duties, the Plan Trustee shall have the power to do all things and execute such instruments as may be deemed necessary or proper, including the following powers:

             (a) To invest up to one hundred percent (100%) of all Trust assets in Common Stock without regard to any law now or hereafter in force limiting investments by trustees or other fiduciaries. The investment authorized herein constitutes the only investment of the Trust, and in making such investment, the Plan Trustee is authorized to purchase Common Stock from the Company or from any other source, and such Common Stock so purchased may be outstanding, newly issued, or treasury shares.

             (b) To invest any Trust assets not otherwise invested in accordance with (a) above in such deposit accounts, certificates of deposit, obligations of the United States government or its agencies or such other investments as shall be considered the equivalent of cash, or to invest in mutual funds which invest in such securities.

             (c) To sell, exchange or otherwise dispose of any property at any time held or acquired by the Trust.

             (d) To cause stocks, bonds or other securities to be registered in the name of a nominee, without the addition of words indicating that such security is an asset of the Trust (but accurate records shall be maintained showing that such security is an asset of the Trust).

             (e) To hold cash without interest in such amounts as may be in the opinion of the Trustee reasonable for the proper operation of the Plan and Trust.



                                      MRP-9

             (f) To employ brokers, agents, consultants and accountants.

             (g) To hire counsel to render advice with respect to the Plan Trustee's rights, duties and obligations hereunder, and such other legal services or representation as the Plan Trustee may deem desirable.

             (h) To hold funds and securities representing the amounts to be distributed to a Recipient or his Beneficiary as a consequence of a dispute as to the disposition thereof, whether in a segregated account or held in common with other assets of the Trust.

             Notwithstanding anything herein contained to the contrary, the Plan Trustee shall not be required to make any inventory, appraisal or settlement or report to any court, or to secure any order of court for the exercise of any power herein contained, or give bond.

        8.03 Records and Accounts. The Trustee shall maintain accurate and detailed records and accounts of all transactions of the Trust, which shall be available at all reasonable times for inspection by any legally entitled person or entity to the extent required by applicable law, or any other person determined by the Board.

        8.04 Earnings. All earnings, gains and losses with respect to Trust assets shall be allocated in accordance with a reasonable procedure adopted by the Compensation Committee of the Board.

        8.05 Expenses. All costs and expenses incurred in the operation and administration of this Plan shall be borne by the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

        9.01 Adjustments for Capital Changes. The aggregate number of Plan Shares available for issuance pursuant to Plan Share Awards and the number of Plan Shares to which any Plan Share Award relates shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the Effective Date resulting from any split, subdivision or consolidation of shares or other capital adjustment, or other increase or decrease in such Common Stock effected without receipt or payment of consideration, by the Company.

        9.02 Amendment and Termination of Plan. The Board may, by resolution, at any time amend or terminate the Agreement. Upon termination, the Company may direct the Plan Trustee to return to




                                     MRP-10
the Company Common Stock held in the Plan Share Reserve and any other unallocated assets of the Trust. Termination or amendment of the Trust shall not affect a Recipient's right to earn Plan Shares pursuant to previously granted Plan Share Awards or to the distribution of Common Stock relating thereto, including earnings thereon. Termination of the Plan shall not become effective as to previously awarded Plan Share Awards that remain outstanding on the proposed termination date unless the Board elects to distribute all unearned Plan Shares subject to such Plan Share Awards immediately upon such termination.

        9.03 Nontransferable. Plan Share Awards and rights to Plan Shares shall not be transferable by a Recipient or Beneficiary, and during the lifetime of the Recipient, Plan Shares may only be earned by and paid to the Recipient who was notified in writing of the Plan Share Award by the Compensation Committee of the Board pursuant to Section 6.02.

        9.04 Employment Rights. Neither the Plan nor any grant of a Plan Share Award or Plan Shares hereunder nor any action taken by the Plan Trustee or the Compensation Committee of the Board in connection with the Plan shall create any right on the part of any Eligible Person to continue in the employ of the Company or any of the Insurance Companies or to continue to sit on the Board thereof.

        9.05 Voting and Dividend Rights. No Recipient shall have any voting or dividend rights or other rights of a shareholder in respect of any Plan Shares covered by a Plan Share Award, except as expressly provided in Sections 7.02 and
7.04 above, prior to the time said Plan Shares are actually distributed to him.

        9.06 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

        9.07 Effective Date. The date of its execution by the Company and the Plan Trustee.

        9.08 Term of Plan. This Plan shall remain in effect until the earlier of
(1) 21 years from the Effective Date, (2) termination by the Board, or (3) the distribution of all assets of the Trust. Termination or amendment of the Plan




                                     MRP-11
shall not affect any Plan Share Awards previously granted, and such Plan Share Awards shall remain valid and in effect until they have been earned and paid, or by their terms expire or are forfeited.

        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officers and the corporate seal to be affixed and duly attested, as of the ____ day of _________, 1996.

                                         OLD GUARD GROUP, INC.

                                         By:___________________________________

                                         Attest:_______________________________



        IN WITNESS WHEREOF, the undersigned, _______________, _______________
and _______________, as members of the Compensation Committee of the Board of Directors of OLD GUARD GROUP, INC., hereby execute this Agreement, as Plan Trustee undertaking to perform the obligations and duties of the Plan Trustee hereunder and consenting to the foregoing Management Recognition Plan and Trust Agreement.

                                         Signed: ______________________________


                                                 ______________________________


                                                 ______________________________




                                     MRP-12